SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:

/X/      Preliminary Information Statement

/  /     Confidential, for Use of the Commission Only (as permitted by Rule
         14c-5(d)(2))

/  /     Definitive Information Statement

                          PERMA-TUNE ELECTRONICS, INC.
                          ----------------------------
                (Name of Registrant As Specified In Its Charter)

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



                          PERMA-TUNE ELECTRONICS, INC.
                           111 South Birmingham Street
                               Wylie, Texas 75098
                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on July 24, 2002


To the stockholders of Perma-Tune Electronics, Inc.:

         Notice is hereby given that an annual meeting of stockholders of Perma-Tune Electronics, Inc. will be held on July 24, 2002 at 10:00 a.m. at 111 South Birmingham Street, Wylie, Texas 75098 for the following purposes:

1. Election of up to five Directors. The election of Lonnie Lenarduzzi, Linda Decker, Larrie Lenarduzzi, Wayne Robertson, and Harold "Red" Smith.

2. Amendment of the Articles of Incorporation. Amendment of the Articles of Incorporation to increase the number of authorized shares of common stock.

3.   Ratification  of  the  Appointment  of  Malone  &  Bailey,   PLLC.  as  the
     corporation's independent auditors for fiscal year 2002.

Common stockholders of record on the close of business on June 3, 2002 are entitled to notice of the meeting. All stockholders are cordially invited to attend the meeting in person.


                                       By Order of the Board of Directors,


                                        /s/ Lonnie Lenarduzzi
                                        Lonnie Lenarduzzi
                                        Chief Executive Officer and Director

July 1, 2002

                          PERMA-TUNE ELECTRONICS, INC.
                           111 South Birmingham Street
                               Wylie, Texas 75098


                              INFORMATION STATEMENT
                                  July 1, 2002


         This Information Statement is furnished by the Board of Directors of Perma-Tune Electronics, Inc. (the "Company" or "Perma-Tune") to provide notice of an annual meeting of stockholders of Perma-Tune which will be held on July 24, 2002.

         The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on June 3, 2002 (the "Record Date"). This Information Statement will be first mailed on or about July 1, 2002 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were outstanding 2,312,700 shares of the Company's Common Stock. The holders of all outstanding shares of Common Stock are entitled to one vote per share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date.

         The presence at the annual meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the annual meeting other than those referred to in this Information Statement.

         Directors are required to be elected by a plurality of the votes cast at the annual meeting. Each of the other matters scheduled to come before the annual meeting requires the approval of a majority of the votes cast at the annual meeting. Therefore, abstentions and broker non-votes will have no effect on the election of directors or any other matter. Lonnie Lenarduzzi and Linda Decker own 1,566,600 shares, or 72.9% of our Common Stock as tenants in common, and will be able to approve the matters presented in this Information Statement.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Proposal 1
The election of up to 5 Directors

Five directors are to be elected to serve until the next annual meeting of the shareholders and until their successors are elected and shall have qualified. The Board of Directors has nominated Lonnie Lenarduzzi, Linda Decker, Larrie Lenarduzzi, Wayne Robertson, and Harold "Red" Smith to serve as directors (the "Nominees"). Each of the Nominees is currently serving as a director of the Company. The Board of Directors has no reason to believe that any nominee will be unable to serve or decline to serve as a director. Any vacancy occurring between shareholders' meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

The following biographical information is furnished with respect to each of the directors. The information includes the individual's present position with the Company, period served as a director, and other business experience during the past five years.

Directors

Lonnie Lenarduzzi, age 47, President, Chief Executive Officer and Director since our incorporation in November 1989, received an associate degree from the Pittsburgh Institute of Aeronautics (PIA) and worked in the machine tool industry where he specialized in robotic manufacturing systems for the Mazak Machine Tool Company. This experience allows him to function as a designer of new products for the Company. As manufacturing engineer for Aero Design Products, Inc. (1982-1989) he was responsible for the original production of Perma-Tune. His first innovative design was the development of a solid state ignition system for the aircraft engine based on the Perma-Tune design. When Aero Design Products, Inc. was liquidated in 1989, Mr. Lenarduzzi purchased the Perma-Tune product line. In 1990 he gained certification from Northrop for manufacturing excellence in producing their military ignition system and he invented the Coilless ignition system. Since moving the Company to Wylie, Texas, Mr. Lenarduzzi has continued to invent and design automotive products for the Company.

Linda Decker, age 45, Corporate Secretary and Director since our incorporation in November 1989, had a 15 year career with IBM Corp. in sales, marketing and product line management before starting the Company. Since 1989, she has co-owned the Company and has used her marketing expertise to create targeted advertising and brochures, to draft press releases, to formulate pricing and customer service policies and to determine new market segments for the Company to serve.

Larrie Lenarduzzi, age 44, Director since our incorporation in November 1989, is a manufacturing engineer and has been the sales manager in charge of The Micro Finishing product line for Masco Machine Inc., in Cleveland, Ohio. Larrie has an Aerospace Engineering Technology degree from Kent State (1984). He also has an Associate Degree (1981) from the Pittsburgh Institute of Aeronautics. Since 1989 he has assisted in the design and improvement of tooling used in manufacturing the Company's products. Larrie is the brother of Lonnie Lenarduzzi.

Wayne Robertson, age 49, Director since our incorporation in November 1989, has been a technician in charge of manufacturing silicone wafers used in computers for the past four and one-half years and is employed by Micron Technologies, Inc. in Boise, Idaho. From 1985 to 1989 he was employed as a manufacturing supervisor at Aero Design Products, Inc. Previously, Wayne worked as an electronics technician on locomotive engines for MK Rail of Boise, Idaho. Since 1989 he has assisted the Company by installing prototype Perma-Tune units on test vehicles and in evaluating engine dynamometer test results.

Harold "Red" Smith, age 69, Director since our incorporation in November 1989, is an aeronautical engineer with a Bachelor of Science degree from Southwestern Methodist University and a Master of Science degree from the University of Colorado. He is an entrepreneur who owns and operates four companies: R&D Aeronautical (located in Wylie, Texas) manufactures unmanned military aircraft to sell to the United States Air Force and NATO countries; Air Command International (located in Caddo Mills, Texas) manufactures manned gyroplanes in Kit and FAA certified form; Southwest Soaring Inc. (located in Caddo Mills, Texas) is a glider school; and RS Systems Inc. dba Joans Hallmark (located in Plano, Texas) has seven Hallmark franchises located in the north Dallas area.

All Directors of the Company will hold office until the next annual meeting of the shareholders, and until their successors have been elected and qualified. Officers of the Company are elected by the Board of Directors and hold office at the pleasure of the Board.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of a class of the Company's equity securities which are registered under the Exchange Act to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of such registered securities. Such executive officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms filed by such reporting persons.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on representations that no other reports were required, no person required to file such a report failed to file on a timely basis during fiscal 2001. Based on stockholder filings with the SEC, the Company does not believe any other stockholders are subject to Section 16(a) filing requirements.

Attendance of the Board of Directors

During the year ended December 31, 2001, the Board of Directors held four formal meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors. There are no committees of the Board of Directors and therefore there were no committee meetings.

Executive Compensation

Compensation paid to Officers and Directors is set forth in the Summary Compensation Table below. The Company may reimburse its Officers and Directors for any and all out-of-pocket expenses incurred relating to the business of the Company.

                           SUMMARY COMPENSATION TABLE

 Name and Position                          Fiscal Year           Salary
------------------------                    ------------         ---------
Lonnie Lenarduzzi, President,
Chief Executive                               2001                $45,800
Officer and Director                          2000                $51,048
                                              1999                $48,765
 Linda Decker,  Secretary, Chief Marketing
 Officer and Director                         2001                $17,400
                                              2000                $ 6,613
                                              1999               $  2,025

For the fiscal year ending December 31, 2002 it is anticipated that the compensation of Mr. Lenarduzzi will be $50,200, and compensation of Ms. Decker will be $17,500.

Security Ownership of Management and Certain Security Holders

The following table sets forth information as of December 31, 2001, with respect to the beneficial ownership of the common stock by (i) each director and officer of the Company, (ii) all directors and officers as a group and (iii) each person known by the Company to own beneficially 5% or more of the common stock:

    Name and Address of                    Shares Owned             % of Class
    Beneficial Owner                       Beneficially(1)              Owned
    -----------------------------         ----------------         -------------
    Lonnie Lenarduzzi                       1,566,600(2)                72.9%
    111 South Birmingham St.
    Wylie, Texas 75098

    Linda Decker                            1,566,600(2)                72.9%
    111 South Birmingham St.
    Wylie, Texas 75098

    Larrie Lenarduzzi                           6,000(3)                   *
    6236 Tourelle Drive
    Highland Heights, Ohio 44143

    Wayne Robertson                            78,764                   3.68%
    2652 No. McDermott Road
    Kuna, Indiana 83634

    Harold Smith                               78,764                   3.68%
    P.O. Box 1983
    Wylie, Texas 75098

    Newport Capital Consultants               225,000(4)               10.02%
    78740 Runaway Bay
    Bermuda Dunes, California 92201

    All Officers and Directors
    as a Group (5 persons)                  1,730,128                   80.7%

------------
    *Less than 1%

    (1) The number of shares of common stock owned are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right. As of December 31,2001, there were 2,312,700 shares of common stock outstanding. As of such date there were 348,000 outstanding warrants to purchase shares of common stock, exercisable until December 31, 2003 at $2.00 per share.

(2) Lonnie Lenarduzzi and Linda Decker hold these shares as tenants in common. They are husband and wife.

(3)  Includes 4,500 shares issuable upon exercise of warrants.

(4) Gary Bryant is the President and controlling person of Newport Capital Consultants.

Certain Relationships and Related Transactions

Lonnie Lenarduzzi has entered into a Licensing Agreement to license to the Company all technology developed by him for $1,000 per year. The Licensing Agreement was entered into on November 30, 1996 and has a term of 25 years, extending to November 30, 2021.

Proposal 2
Amendment of the Articles of Incorporation To Increase Authorized Shares

         The Company's amended Articles of Incorporation, as currently in effect, provide that the Company is authorized to issue 10,000,000 shares of common stock with no par value per share. On May 15, 2002, the Company's Board of Directors authorized an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 50,000,000 shares. Under the proposed amendment, the first paragraph of Article Four of the Articles of Amendment would be amended to read as follows:
"The aggregate number of shares which the corporation shall have authority to issue is Fifty Million (50,000,000) without par value."

The shares of common stock will continue to have no par value. This increase in authorized shares is necessary to enable the Company to pursue various transactions including potential merger candidates.

The  Company   currently  has  2,312,700  shares  of  common  stock  issued  and outstanding. In addition, a total of 348,000 shares of common stock are reserved for issuance upon exercise of outstanding warrants.

The principal purpose of the proposed amendment to the Articles of Incorporation is to authorize additional shares of common stock to enhance flexibility in the event the Board of Directors determines that it is necessary or appropriate to raise additional capital through the sale of securities, to acquire other companies or their businesses or assets or to establish strategic relationships with corporate partners. The Board of Directors has no present agreement or arrangement which is more likely than not, to issue any of the shares for which approval is sought. If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock or securities convertible into common stock, except as may be required by applicable law, including, but not limited to, a statutory merger or a sale of substantially all of the assets.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are, could be dilutive to the existing stockholders. The holders of common stock have no preemptive rights.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Vote Required and Board of Directors' Recommendation

         The affirmative vote of a majority of all outstanding shares of common stock of the Company is required for approval of this proposal. An abstention or non-vote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

Proposal 3
Ratification of the appointment of Malone & Bailey, PLLC as the Company's Independent Auditors

         The Board of Directors has selected Malone & Bailey, PLLC as independent auditors for the Company for fiscal year 2002 and recommends that the shareholders vote for ratification of such appointment. Malone & Bailey served in this capacity for fiscal year 2001.

         The Company does not anticipate a representative from Malone & Bailey, PLLC to be present at the annual shareholders meeting. In the event that a representative of Malone & Bailey, PLLC is present at the annual meeting, the representative will have the opportunity to make a statement if he/she desires to do so and the Company will allow such representative to be available to respond to appropriate questions.

            For the fiscal years ended December 31, 2000, 1999 and 1998 and the interim period subsequent to December 31, 2000, the firm of Travis Wolff and Company, LLC ("Travis Wolff") served as the Company's auditors. Effective January 17, 2002, the Board of Directors of the Company approved the change of accountants. On January 17, 2002, management of the Company dismissed Travis Wolff and engaged Malone & Bailey, PLLC of Houston, Texas, as its independent public accountants to audit its financial statements for the fiscal year ended December 31, 2001. At no time has the Company consulted Malone & Bailey, PLLC regarding any accounting matters. The Company is completely satisfied with the work performed by Travis Wolff; this change is being made solely to contain the Company's costs associated with accounting services.

     During the period of engagement of Travis Wolff, there were no disagreements between the Company and Travis Wolff on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements (if not resolved to the satisfaction of Travis Wolff) would have caused Travis Wolff to make reference in connection with their report to the subject matter of the disagreements. The accountants' report on the financial statements of the Company for the fiscal years ended December 31, 2000, 1999 and 1998 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope or accounting principles, except to express doubt as to the Company's ability to continue as a going concern.

     The Company requested Travis Wolff to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Travis Wolff agrees with the above statements, which letter was attached to the filing filed on Form 8-K on January 22, 2002.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF MALONE & BAILEY, PLLC AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

Other Matters

         The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others.

                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         /s/ Lonnie Lenarduzzi
                                         Lonnie Lenarduzzi, Chief Executive
                                         Officer and Director


July 1, 2002